Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces First Quarter 2015 Financial Results

•                  Total revenue of $53.5 million

•                  GAAP operating income of $0.9 million; non-GAAP operating income of $7.5 million

•                  GAAP EPS of $0.01; non-GAAP EPS of $0.17

•                  Adjusted EBITDA of $8.2 million; adjusted EBITDA margin of 15.2%

Orange, Conn., May 7, 2015 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Connection Lifecycle Management (CLM) software and related services, today announced financial results for its first quarter ended March 31, 2015.

“We continued to enhance our market leadership position during the first quarter with the launch and rollout of new Matrix Connection Lifecycle Management software and services,” stated Al Subbloie, president and CEO of Tangoe.  “During the quarter, our total revenues were below expectations primarily due to quarter-to-quarter variability of non-recurring revenue, which is the less strategic component of our business.  We remain optimistic about the company’s future which is supported by continued expansion within our large and growing customer base, expanding relationships with key strategic alliance partners, and the strength of our new customer adds.”

Subbloie added, “We are very excited about our pending acquisition of IBM’s Rivermine TEM business, which we expect will improve the overall scale of our company, as well as increase our global customer base and spend under management.  We also expect the acquisition will further accelerate the expansion of our global presence and bolster our relationship with IBM.  We anticipate the acquisition to be accretive during 2016.”

First Quarter 2015 Financial Highlights

•                  Revenue: Total revenue for the first quarter was $53.5 million, an increase of 6% on a year-over-year basis.  Recurring technology and services revenue was $48.9 million, an increase of 6% on a year-over-year basis.  Strategic consulting, software licenses and other services revenue contributed the remaining $4.6 million of total revenue for the first quarter of 2015.

•                  Operating Income: GAAP operating income for the first quarter was $0.9 million, compared to $0.2 million for the first quarter of 2014.  Non-GAAP operating income for the first quarter was $7.5 million, compared to $6.4 million for the first quarter of 2014.

•                  Net Income (Loss): GAAP net income for the first quarter was $0.3 million, compared to a net loss of $0.3 million for the same period last year. GAAP diluted net income per share for the first quarter was $0.01, based on 40.7 million weighted-average diluted shares outstanding, compared to a loss of $0.01 per share, based on 38.4 million weighted-average shares outstanding, for the same period last year.

Non-GAAP net income for the first quarter was $6.8 million compared to $6.0 million for the first quarter of 2014. Non-GAAP diluted net income per share for the first quarter was $0.17 based on 40.7 million weighted-average diluted shares outstanding compared to $0.15 per share based on 41.0 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the first quarter was $8.2 million, compared to $7.1 million for the first quarter of 2014. Adjusted EBITDA margin was 15.2% for the first quarter of 2015, compared to a 14.1% margin for the same period last year.

•                  Cash and Cash Flow: As of March 31, 2015, Tangoe had cash and cash equivalents of $52.5 million, an increase of $1.3 million from the end of the prior quarter, primarily due to the cash generated during the quarter, partially offset by the repurchase of common stock during the quarter.

The company generated $4.0 million in net cash from operations for the first quarter of 2015, compared to $3.1 million during the first quarter of 2014.  The company generated $3.2 million in unlevered free cash flow for the quarter, compared to $1.9 million during the first quarter of 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of May 7, 2015, Tangoe is providing guidance for its second quarter and full year 2015 both including and excluding the expected financial impact from the expected acquisition of IBM’s Rivermine TEM Division.

•                  Second Quarter 2015 Guidance: Total revenue is expected to be in the range of $56.5 million to $57.5 million.  Adjusted EBITDA is expected to be in the range of $8.8 million to $9.3 million.  Non-GAAP net income per share is expected to be in the range of $0.18 to $0.19 based on approximately 41.2 million weighted-average diluted shares outstanding.

Second quarter 2015 guidance includes the expected approximate contribution of approximately $1.0 million to total revenue and $0.01 of dilution to non-GAAP net income per share from the acquisition of IBM’s Rivermine TEM Division.

•                  Full Year 2015 Guidance: Total revenue is expected to be in the range of $245.0 million to $250.0 million.  Adjusted EBITDA is expected to be in the range of $36.0 million to $38.0 million.  Non-GAAP net income per share is expected to be in the range of $0.73 to $0.78 based on approximately 42.0 million weighted-average diluted shares outstanding.

Full year 2015 guidance includes the expected approximate contribution of $10.0 million to total revenue and $0.04 of dilution to non-GAAP net income per share from the acquisition of IBM’s Rivermine TEM Division.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the company’s financial results for the first quarter 2015 as well as its business outlook. To access this call, dial 888.417.8516 (United States), or 719.457.2648 (international), with conference ID #5523598.  A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through May 21, 2015, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #5523598.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Connection Lifecycle Management software and services to a wide range of global enterprises and service providers. The company’s Connection Lifecycle Management platform, Matrix, is an on-demand suite of software and services designed to turn on, track, manage, secure, and support various connections in an enterprise’s connection lifecycle, including mobile, fixed, machine-to-machine, cloud software and services, enterprise social, and IT connections. Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2015  only, other expense; less amortization of leasehold interest, interest income and, for 2014 only, other income.  Non-GAAP operating income excludes stock-based compensation expense and amortization of intangible assets.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and other income.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our anticipated acquisition of IBM’s Rivermine TEM Division, which is subject to the satisfaction of certain conditions to closing, and our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 16, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2015

Revenue:
Recurring technology and services	$45,999	$48,916
Strategic consulting, software licenses and other	4,395	4,553
Total revenue	50,394	53,469

Cost of revenue:
Recurring technology and services	21,398	21,630
Strategic consulting, software licenses and other	2,334	2,245
Total cost of revenue	23,732	23,875

Gross profit	26,662	29,594

Operating expenses:
Sales and marketing	9,945	10,374
General and administrative	8,788	10,103
Research and development	5,129	6,127
Depreciation and amortization	2,607	2,052
Income from operations	193	938

Other income (expense), net
Interest expense	(37)	(64)
Interest income	9	9
Other income (expense)	13	(2)
Income before income tax provision	178	881
Income tax provision	445	629
Net (loss) income	$(267)	$252

Net (loss) income per common share:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01

Weighted average number of common share:
Basic	38,364	38,724
Diluted	38,364	40,715

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2014	2015
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,279	$52,543
Accounts receivable	56,948	58,695
Prepaid expenses and other current assets	5,901	10,769
Total current assets	114,128	122,007
COMPUTERS, FURNITURE AND EQUIPMENT-NET	5,217	5,280

OTHER ASSETS:
Intangible assets-net	28,753	27,063
Goodwill	65,348	64,857
Security deposits and other non-current assets	1,566	1,480
TOTAL ASSETS	$215,012	$220,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,733	$9,584
Accrued expenses	8,283	8,931
Deferred revenue-current portion	10,858	10,925
Notes payable-current portion	1,400	2,288
Total current liabilities	31,274	31,728

OTHER LIABILITIES:
Deferred taxes and other non-current liabilities	4,372	4,529
Deferred revenue-less current portion	1,030	797
Notes payable-less current portion	166	2,555
Total liabilities	36,842	39,609

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	4	4
Additional paid-in capital	215,491	219,180
Warrants for common stock	10,610	10,610
Accumulated deficit	(45,859)	(45,607)
Other comprehensive loss	(2,076)	(3,109)
Total stockholders’ equity	178,170	181,078
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$215,012	$220,687

TANGOE, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Three Months Ended
	March 31,
	2014	2015

Operating activities:
Net (loss) income	$(267)	$252
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of debt discount	25	7
Amortization of leasehold interest	(24)	(24)
Depreciation and amortization	2,607	2,052
(Decrease) increase in deferred rent liability	(31)	71
Amortization of marketing agreement intangible assets	108	161
Allowance for doubtful accounts	30	90
Deferred income taxes	307	131
Stock based compensation expense	4,197	5,024
Loss on disposal of fixed assets	—	17
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(1,593)	(2,002)
Prepaid expenses and other current assets	(1,035)	(1,458)
Other assets	(340)	86
Accounts payable	183	(1,120)
Accrued expenses and other current liabilities	(807)	852
Deferred revenue	(283)	(138)
Net cash provided by operating activities	3,077	4,001
Investing activities:
Purchases of computers, furniture and equipment	(1,218)	(794)
Net cash used in investing activities	(1,218)	(794)
Financing activities:
Borrowings of debt	177	—
Repayment of debt	(276)	(226)
Repurchase of common stock	—	(2,000)
Proceeds from exercise of stock options and stock warrants	1,172	665
Net cash provided by (used in) financing activities	1,073	(1,561)

Effect of exchange rate on cash	(35)	(382)

Net increase in cash and cash equivalents	2,897	1,264
Cash and cash equivalents, beginning of period	43,182	51,279
Cash and cash equivalents, end of period	$46,079	$52,543

TANGOE, INC.

Calculation of Non-GAAP Operating  Income (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2014		2015
		% of		% of
	Amount	Revenue	Amount	Revenue
Income from operations	$193	0.4%	$938	1.8%

Add:
Stock based compensation expense	4,197	8.3%	5,024	9.4%
Amortization of intangibles	2,036	4.0%	1,489	2.8%
Non-GAAP income from operations	$6,426	12.8%	$7,451	13.9%

TANGOE, INC.

Reconciliation of Net (loss) income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2014		2015
		% of		% of
	Amount	Revenue	Amount	Revenue
Net (loss) income	$(267)	-0.5%	$252	0.5%
Interest expense	37	0.1%	64	0.1%
Other (income) expense	(13)	0.0%	2	0.0%
Interest income	(9)	0.0%	(9)	0.0%
Income tax provision	445	0.9%	629	1.2%
Depreciation and amortization	2,607	5.2%	2,052	3.8%
Amortization of marketing agreement intangible assets	108	0.2%	161	0.3%
Amortization of leasehold interest	(24)	0.0%	(24)	0.0%
Stock based compensation expense	4,197	8.3%	5,024	9.4%
Adjusted EBITDA	$7,081	14.1%	$8,151	15.2%

TANGOE, INC.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2015
Net (loss) income	$(267)	$252

Add:
Stock based compensation expense	4,197	5,024
Amortization of intangibles	2,036	1,489
Amortization of debt discount	25	7
Other (income) expense	(13)	2
Non-GAAP net income	$5,978	$6,774

Non-GAAP net income per share: diluted	$0.15	$0.17

Fully diluted weighted average shares outstanding	40,969	40,715

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2014	2015
Cost of revenue	$1,488	$910
Sales and marketing	1,256	1,367
General and administrative	1,035	2,066
Research and development	418	681
Total	$4,197	$5,024

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2014	2015
Net cash provided by operating activities	$3,077	$4,001

Add:
Interest payments, net	9	15

Subtract:
Capital Expenditures	1,218	794
Unlevered Free Cash Flow	$1,868	$3,222

Investor Contact:

Seth Potter

ICR, Inc.

646.277.1230

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com